The premier capital provider to the hospitality industry TM	NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	Chief Operating Officer and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST COMPLETES $2.4 BILLION ACQUISITION
OF 51-HOTEL PORTFOLIO
Acquisition Highlights:
à	Comprised of 24 full-service, upper-upscale hotels and 27 premium select-service hotels in 31 markets across 18 states, the District of Columbia and Canada

à	Increases portfolio allocation in premium branded upper-upscale assets in major metropolitan and coastal markets with above average RevPAR growth potential

à	Acquisition price implies a projected forward 12-month NOI cap rate of approximately 7.6% and an estimated forward EBITDA yield of 9.0%

à	Price per key of approximately $215,000 for full service hotels and $125,000 for select service hotels

à	High quality assets include: Marriott Seattle Waterfront, Capital Hilton, Hilton Costa Mesa, Hyatt Regency Montreal, Hilton Tucson El Conquistador, Marriott Legacy Center, Renaissance Tampa, and Hilton La Jolla Torrey Pines.
DALLAS — (April 12, 2007) — Ashford Hospitality Trust, Inc. (NYSE: AHT) announced it has completed the acquisition of a 51-hotel, 13,640-room (net after joint venture adjustment) hotel portfolio from CNL Hotels and Resorts for approximately $2.4 billion in total consideration ($177,000 per key).
Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “This portfolio is an unparalleled investment opportunity and transformational event for Ashford. This accretive transaction concentrates our portfolio in major metropolitan and coastal markets with largely upper-upscale brands, while providing us with a larger platform to execute our portfolio management and internal growth strategies.
“To ensure that we extract the maximum value from this transaction, for the last several months we focused on integration efforts, fine-tuning the financing, implementing value-added asset management strategies and deleveraging our balance sheet. The transition will be smooth with the added staff mainly in our accounting and asset management areas, and we anticipate being at the lower end of the $12-16 million range we had previously projected for our incremental G&A. Continuous negotiations on the financing resulted in even more flexible terms and lower costs. We made substantial progress on several value added strategies including JV buyouts and refinancing along with restructuring of management agreements to increase EBITDA. We are well on our way to accomplishing our deleveraging goals with planned asset sales totaling approximately $570 million in two phases and potential joint venture discussions.”
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Acquires 51-Hotel Portfolio for $2.4 Billion

April 12, 2007
Transaction Pricing
The estimated forward NOI cap rate is 7.6% and the EBITDA yield is 9.0% resulting in an 11.1x EBITDA multiple. On a trailing 12-month basis, the transaction’s NOI cap rate is 7.0% with an EBITDA yield of 8.4% equating to an 11.9x EBITDA multiple.
Transaction Funding
The transaction was funded with the following sources, all of which with the exception of assumed debt were provided by Wachovia Securities: $928.5 million of 10-year fixed CMBS at 5.95%; assumed debt from the existing joint ventures of approximately $436.9 million at an average interest rate of 6.08%; a $555.1 million pool of floating-rate CMBS at 165 basis points over LIBOR; $200 million of preferred equity at 250 basis points over LIBOR; a one-year (with 2 year extension), $325 million term loan at a rate of 150 basis points over LIBOR; and a three-year $200 million revolver that is priced between 155 to 195 basis point over LIBOR depending on the loan-to-value ratio. The blended all-in cost of capital on this financing is 6.49%.
Portfolio
The portfolio is comprised of full-service, upper-upscale hotels that account for approximately 65% of trailing EBITDA and premium select-service hotels totaling approximately 35% of trailing EBITDA. The 24 full-service, upper-upscale hotels contain 8,069 rooms with such hotels as the Marriott Seattle Waterfront, Marriott Legacy Center, Renaissance Tampa, Hyatt Regency Montreal, Hilton Tucson El Conquistador, Hilton La Jolla Torrey Pines, Hilton Costa Mesa, and Capital Hilton. The balance of the portfolio is comprised of 27 premium select-service hotels totaling 5,571 rooms. The well maintained hotels in the portfolio have an average age of 14.5 years. For 2006, the portfolio’s RevPAR was $99.51, resulting in a portfolio wide RevPAR yield penetration of approximately 116%. The 2006 ADR of $138 exceeds Ashford’s existing portfolio by 14%. The portfolio generated Gross Revenues of $689 million in 2006.
The transaction further concentrates Ashford’s overall portfolio EBITDA in higher growth markets and solidifies its position in the upper-upscale and upscale chain segments with 60% upper-upscale, 35% upscale, 4% midscale and 1% luxury pro forma for the acquisition. Ashford’s portfolio EBITDA by brand now includes the industry’s strongest performers with 50% in the Marriott brand family, 31% in Hilton, 8% in Hyatt and 6% in Starwood. Geographic diversification by EBITDA is also enhanced with 35% South Atlantic (of which 44% is in the Washington, D.C. area), 25% Pacific, 11% North Central, 10% South Central, 9% Mid-Atlantic, 7% Mountain, 2% New England and 1% Canada.
All but five of the 51 hotels are managed by their respective brands under long-term contracts. On a combined basis, Ashford has a total of eight different property managers with the largest being Marriott at 45% of the overall portfolio EBITDA, Remington Hotels at 22%, Hilton at 18% and Hyatt at 8%. Seventeen hotels in the acquisition are owned in joint ventures with ownership interests ranging from 70% to 89%.
Capital Expenditure Plan
Ashford expects to invest approximately $55 million in owner funded valued added capital improvements above the normal reserves for these assets in the first year to improve the physical product of the hotels and further enhance RevPAR yield penetration.
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* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that deleveraging will occur and in the timeframe projected, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Acquires 51-Hotel Portfolio for $2.4 Billion

April 12, 2007

			# of	Year		Ownership	Owned
Hotel	Location	State	Rooms	Built	Manager	%	Rooms
Luxury & Upper Upscale Full Service Hotels:
Capital Hilton	Washington DC	DC	544	1943	Hilton	75%	408
Hilton Birmingham Perimeter Park	Birmingham	AL	205	1984	Hilton	100%	205
Hilton Costa Mesa	Costa Mesa	CA	486	1983	Hilton	70%	340
Hilton Dallas — Lincoln Centre	Dallas	TX	500	1976	Hilton	75%	375
Hilton La Jolla Torrey Pines	La Jolla	CA	394	1989	Hilton	75%	296
Hilton Rye Town	Rye Town	NY	446	1973	Hilton	75%	335
Hilton Suites Auburn Hills	Auburn Hills	MI	224	1991	Hilton	70%	157
Hilton Tucson El Conquistador Golf Resort	Tucson	AZ	428	1982	Hilton	75%	321
Miami Hilton Airport & Towers	Miami	FL	500	1987	Hilton	70%	350
JW Marriott New Orleans	New Orleans	LA	494	1984	Marriott	100%	494
Marriott Bridgewater	Bridgewater	NJ	347	2002	Marriott	100%	347
Marriott BWI Airport	Baltimore	MD	310	1988	Marriott	100%	310
Marriott Legacy Center	Plano	TX	404	2001	Marriott	100%	404
Marriott Seattle Waterfront	Seattle	WA	358	2003	Marriott	100%	358
Marriott Suites Market Center	Dallas	TX	266	1998	Marriott	100%	266
Hyatt Regency Coral Gables	Coral Gables	FL	242	1987	Hyatt	100%	242
Hyatt Regency Dearborn	Detroit	MI	772	1976	Hyatt	100%	772
Hyatt Regency Montreal	Montreal	CAN	607	1976	Hyatt	100%	607
Renaissance Tampa	Tampa	FL	293	2004	Marriott	100%	293
Embassy Suites Crystal City — Reagan Airport	Arlington	VA	267	1985	Hilton	75%	200
Embassy Suites Orlando Airport	Orlando	FL	174	1999	Hilton	75%	131
Embassy Suites Portland — Downtown	Portland	OR	276	1997	Hilton	70%	193
Embassy Suites Santa Clara — Silicon Valley	Santa Clara	CA	257	1985	Hilton	75%	193
Doubletree Crystal City — Reagan Airport	Arlington	VA	631	1973	Hilton	75%	473
Sub-Total			9,425				8,069

Distinctive & Premium Select Service Hotels:
Courtyard Basking Ridge	Basking Ridge	NJ	235	2001	Marriott	100%	235
Courtyard Edison	Edison	NJ	146	2002	Interstate	100%	146

AHT Acquires 51-Hotel Portfolio for $2.4 Billion

April 12, 2007

Courtyard Hartford — Manchester	Manchester	CT	90	1999	Interstate	85%	77
Courtyard Legacy Park	Plano	TX	153	1998	Marriott	100%	153
Courtyard Newark	Newark	CA	181	2002	Marriott	100%	181
Courtyard Oakland Airport	Oakland	CA	156	2001	Marriott	100%	156
Courtyard Old Town Scottsdale	Scottsdale	AZ	180	1999	Marriott	100%	180
Courtyard Marriott Village LBV	Orlando	FL	312	2000	Marriott	100%	312
Courtyard Philadelphia Downtown	Philadelphia	PA	498	1999	Marriott	89%	443
Courtyard San Francisco Downtown	San Francisco	CA	405	2001	Marriott	100%	405
Courtyard Seattle Downtown	Seattle	WA	250	1999	Marriott	100%	250
Residence Inn Atlanta — Buckhead	Atlanta	GA	150	1997	Interstate	100%	150
Residence Inn Atlanta Perimeter West	Atlanta	GA	128	1987	Marriott	100%	128
Residence Inn Dallas Plano	Plano	TX	126	1998	Marriott	100%	126
Residence Inn Hartford — Manchester	Manchester	CT	96	2000	Interstate	85%	82
Residence Inn Kansas City	Kansas City	MO	96	1987	Marriott	100%	96
Residence Inn Las Vegas	Las Vegas	NV	256	1998	Marriott	100%	256
Residence Inn Newark	Newark	CA	168	2002	Marriott	100%	168
Residence Inn Phoenix Airport	Phoenix	AZ	200	1999	Marriott	100%	200
Residence Inn Torrance	Torrance	CA	247	1984	Marriott	100%	247
SpringHill Suites Manhattan Beach	Manhattan Beach	CA	164	2001	Marriott	100%	164
SpringHill Suites Marriott Village LBV	Orlando	FL	400	2000	Marriott	100%	400
SpringHill Suites Philadelphia	Plymouth Meeting	PA	199	2001	Marriott	100%	199
SpringHill Suites Richmond	Glen Allen	VA	136	2001	Marriott	100%	136
Hampton Inn Houston Galleria	Houston	TX	176	1995	Interstate	85%	150
Fairfield Inn Marriott Village LBV	Orlando	FL	388	2000	Marriott	100%	388
TownePlace Suites Manhattan Beach	Manhattan Beach	CA	144	2001	Marriott	100%	144
Sub-Total			5,680				5,571
Total			15,105				13,640
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